Exhibit (g)(1)(iv)

Schedule A

to the

Custody Agreement

by and between

ProFunds

and

UMB Bank, N.A.

Fees

Domestic Custody Fee Schedule

Net Asset Value Fee

To be computed as of month-end on the average asset market value of each account, at the annual rate of 1.50 basis points for all ProFunds accounts.

Global Custody Fee Schedule

COUNTRY	ANNUAL ASSET CHARGE (basis	PER-TRANSACTION CHARGE
	points)

Abu Dhabi	45 bps	$155
Argentina	20 bps	$50

Australia	1.5 bps	$20
Austria	2.8 bps	$35

Bangladesh	45 bps	$100
Belgium	1.5 bps	$20

Bermuda	45 bps	$125
Brazil	5.5 bps	$25

Canada	0.85 bps	$15
Chile	15 bps	$60

China A	15 bps	$90
China B	15 bps	$90

Colombia	35 bps	$75
Czech	20 bps	$50
Republic

Denmark	1.5 bps	$25
Dubai	45 bps	$155

Ecuador	40 bps	$60
Egypt	25 bps	$50

Estonia	30 bps	$45

Exhibit (g)(1)(iv)

Euroclear	1.5 bps	$12

Finland	1.5 bps	$20

France	1.3 bps	$18

Germany	1.3 bps	$15

Greece	10 bps	$35

Hong Kong	2.5 bps	$20

HK Connect	4.5 bps	$35

Hungary	22 bps	$50

India	10 bps	$25

Indonesia	10 bps	$40

Ireland	1.4 bps	$20

Israel	20 bps	$50

Italy	1.5 bps	$20

Japan	1.6 bps	$15

Jordan	65 bps	$120

Kenya	40 bps	$85

Korea (South)	8 bps	$25

Kuwait	50 bps	$150

Lithuania	30 bps	$60

Malaysia	4.5 bps	$35

Mexico	3.5 bps	$25

Morocco	40 bps	$85

Netherlands	1.5 bps	$21

New Zealand	2 bps	$35

Nigeria	55 bps	$85

Norway	1.75 bps	$20

Pakistan	40 bps	$80

Peru	40 bps	$85

Philippines	7.5 bps	$45

Poland	16 bps	$45

Portugal	10 bps	$30

Qatar	60 bps	$130

Romania	33 bps	$155

Russia	25 bps	$60

Saudi Arabia	45 bps	$130

Serbia	40 bps	$120

Singapore	3 bps	$30

Exhibit (g)(1)(iv)

Slovenia	75 bps	$160
South Africa	2.5 bps	$25

Spain	2 bps	$25
Sri Lanka	25 bps	$80

Sweden	1.8 bps	$25
Switzerland	1.4 bps	$15

Taiwan	12.5 bps	$50
Thailand	6 bps	$35

Turkey	12 bps	$30
Ukraine	40 bps	$135

United	1 bp	$10
Kingdom

Vietnam	50 bps	$110

Additional Charges, Each

 Trade correction and cancel		$15
	Late instruction	$15
	Non-automated trade instruction	$15

Please note: Asset and transaction charges for markets not listed above will be negotiated by both parties prior to investment.

Out-of-Pocket Expenses

Out-of-pocket expenses include but are not limited to all locally mandated charges, document completion services, communications expenses, telex, audit reporting, legal, telephone, duplication, forms, supplies, depository charges, Euroclear deposit and withdrawal charges, direct expenses including but not limited to stamp duties, foreign investor registration charges, commissions, dividend and income collection charges, local taxes, certificate fees, proxy fees and charges, special handling charges, registration fees, transfer charges, custom programming, holding charges, postage including overnight and other courier services, and expenses, including but not limited to attorney's fees, incurred in connection with responding to and complying with SEC or other regulatory investigations, inquiries or subpoenas, excluding routine examinations of UMB in its capacity as a service provider to the funds.

All fees, other than basis point fees, are subject to an annual escalation equal to the increase in the Consumer Price Index–Urban Wage Earners (CPI). Such escalations shall be effective commencing one year from the effective date of each Fund and the corresponding date each year thereafter. No amendment of this fee schedule shall be required with each escalation. CPI will be determined by reference to the Consumer Price Index News Release issued by the Bureau of Labor Statistics, U.S. Department of Labor.

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to the Custody Agreement between ProFunds and UMB Bank, N.A. to be executed by their respective duly authorized officers as of the 16th day of July, 2021

Exhibit (g)(1)(iv)

Attest:/s/Richard F. Morris Richard F. Morris, Secretary

PROFUNDS

By:/s/Todd B. Johnson

Name: Todd B. Johnson

Title: President

Date: July 16, 2021

UMB BANK, N.A.

By: /s/Amy Small

Name: Amy Small

Title: Senior Vice President

Date: July 19, 2021

Exhibit (g)(1)(iv)

AMENDED AND RESTATED

APPENDIX A

CUSTODY AGREEMENT

The following Subcustodians and Securities Systems are approved for use in connection with the Custody Agreement dated November 6, 1997.

SECURITIES SYSTEMS:

Depository Trust Company

Federal Book Entry

SPECIAL SUBCUSTODIANS:

DOMESTIC SUBCUSTODIANS:

Brown Brothers Harriman & Co. (Foreign Securities Only)

PROFUNDS

By:/s/Todd B. Johnson

Name: Todd B. Johnson

Title: President

Date: July 16, 2021

UMB BANK, N.A.

By:/s/Amy Small

Name: Amy Small

Title: Senior Vice President

Date: July 19, 2021

Exhibit (g)(1)(iv)

AMENDED AND RESTATED

APPENDIX B

CUSTODY AGREEMENT

The following open-end management investment companies ("Funds") are parties to the Custody Agreement dated November 6, 1997, with UMB Bank, n.a. ("Custodian") and ProFunds, and agree to be bound by all the terms and conditions contained in said Agreement:

Bitcoin Strategy ProFund

Access Flex Bear High Yield ProFund

Access Flex High Yield ProFund

ProFund Access VP High Yield

Banks UltraSector ProFund

Basic Materials UltraSector ProFund

Bear ProFund

Biotechnology UltraSector ProFund

Bull ProFund

Communication Services UltraSector ProFund

Consumer Goods UltraSector ProFund

Consumer Services UltraSector ProFund

Europe 30 ProFund

Falling U.S. Dollar ProFund

Financials UltraSector ProFund

Health Care UltraSector ProFund

Industrials UltraSector ProFund

Internet UltraSector ProFund

Large-Cap Growth ProFund

Large-Cap Value ProFund

Mid-Cap Growth ProFund

Mid-Cap ProFund

Mid-Cap Value ProFund

Nasdaq-100 ProFund

Oil & Gas UltraSector ProFund

Oil Equipment & Services UltraSector ProFund

Pharmaceuticals UltraSector ProFund

Precious Metals UltraSector ProFund

Real Estate UltraSector ProFund

Rising Rates Opportunity ProFund

Rising Rates Opportunity 10 ProFund

Rising U.S. Dollar ProFund

Semiconductor UltraSector ProFund

Short Nasdaq-100 ProFund

Short Oil & Gas ProFund

Short Precious Metals ProFund

Short Real Estate ProFund

Short Small-Cap ProFund

Small-Cap Growth ProFund

Small-Cap ProFund

Small-Cap Value ProFund

Technology UltraSector ProFund

Telecommunications UltraSector ProFund

Exhibit (g)(1)(iv)

UltraBear ProFund

UltraBull ProFund

UltraChina ProFund

UltraDow 30 ProFund

UltraEmerging Markets ProFund

UltraInternational ProFund

UltraJapan ProFund

UltraLatin America ProFund

UltraMid-Cap ProFund

UltraNasdaq-100 ProFund

UltraShort China ProFund

UltraShort Dow 30 ProFund

UltraShort Emerging Markets ProFund

UltraShort International ProFund

UltraShort Japan ProFund

UltraShort Latin America ProFund

UltraShort Mid-Cap ProFund

UltraShort Nasdaq-100 ProFund

UltraShort Small-Cap ProFund

UltraSmall-Cap ProFund

U.S. Government Plus ProFund

Utilities UltraSector ProFund

ProFund VP Asia 30

ProFund VP Banks

ProFund VP Basic Materials

ProFund VP Bear

ProFund VP Biotechnology

ProFund VP Bull

ProFund VP Consumer Goods

ProFund VP Consumer Services

ProFund VP Dow 30

ProFund VP Emerging Markets

ProFund VP Europe 30

ProFund VP Falling U.S. Dollar

ProFund VP Financials

ProFund VP Health Care

ProFund VP Industrials

ProFund VP International

ProFund VP Internet

ProFund VP Japan

ProFund VP Large-Cap Growth

ProFund VP Large-Cap Value

ProFund VP Mid-Cap

ProFund VP Mid-Cap Growth

ProFund VP Mid-Cap Value

ProFund VP Nasdaq-100

ProFund VP Oil & Gas

ProFund VP Pharmaceuticals

ProFund VP Precious Metals

ProFund VP Real Estate

ProFund VP Rising Rates Opportunity

ProFund VP Semiconductor

ProFund VP Short Dow 30

Exhibit (g)(1)(iv)

ProFund VP Short Emerging Markets

ProFund VP Short International

ProFund VP Short Mid-Cap

ProFund VP Short Nasdaq-100

ProFund VP Short Small-Cap

ProFund VP Small-Cap

ProFund VP Small-Cap Growth

ProFund VP Small-Cap Value

ProFund VP Technology

ProFund VP Telecommunications

ProFund VP UltraBull

ProFund VP UltraMid-Cap

ProFund VP UltraNasdaq-100

ProFund VP UltraShort Dow 30

ProFund VP UltraShort Nasdaq-100

ProFund VP UltraSmall-Cap

ProFund VP U.S. Government Plus

ProFund VP Utilities

ProFund VP Government Money Market

Government Money Market ProFund

PROFUNDS

Attest:/s/Richard F. Morris Richard F. Morris, Secretary

By:/s/Todd B. Johnson

Name: Todd B. Johnson

Title: President

Date: July 16, 2021

UMB BANK, N.A.

By:/s/Amy Small

Name: Amy Small

Title: Senior Vice President

Date: July 19, 2021